.



                                Registration Statement No. 333-23371

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 Amendment No. 2
                                       to
                                    Form S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              EASTMAN KODAK COMPANY
             (Exact name of registrant as specified in its charter)

New Jersey                                                            16-0417150
(State or other jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                               Identification No.)

343 STATE STREET, ROCHESTER, NEW YORK                                      14650
(Address of principal executive offices)                              (Zip code)

                               WAGE DIVIDEND PLAN
                            (Full title of the plan)

                            JOYCE P. HAAG, Secretary
                              Eastman Kodak Company
                                343 State Street

                            Rochester, New York 14650
                                 (716) 724-4368
           (Name, address, and telephone number of agent for service)


By way of this Amendment No. 2 to Registration Statement, registrant is post-effectively amending Form S-8 filed March 14, 1997, Registration Statement No. 333-23371, as previously amended by Amendment No. 1 filed June 25, 1998, both of which are incorporated by reference, to deregister 500,000 of the 1,000,000 shares that were registered via Registration Statement No. 333-23371, as amended by Amendment No. 1.

Simultaneously with the filing of this Amendment No. 2 to Registration Statement, the registrant is also filing an Amendment No. 2 to Registration Statement on Form S-8 for the Eastman Kodak Company 1995 Omnibus Long-Term Compensation Plan and an Amendment No. 1 to Registration Statement on Form S-8 for the 1997 Kodak Stock Option Plan.

Pursuant to the Amendment No. 2 to Registration Statement on Form S-8 for the Eastman Kodak Company 1995 Omnibus Long-Term Compensation Plan, registrant will carry forward to the Registration Statement on Form S-8 for the Eastman Kodak Company 1995 Omnibus Long-Term Compensation Plan 100,000 of the 500,000 shares being deregistered under this Amendment 2 to Registration Statement on Form S-8 for the Wage Dividend Plan, and 1,900,000 shares being deregistered under Amendment No.1 to Registration Statement on Form S-8 for the Kodak Stock Option Plan. Thus, upon filing of the Amendment No. 2 to Registration Statement on Form S-8 for the Eastman Kodak Company 1995 Omnibus Long-Term Compensation Plan, an additional 2,000,000 shares in total may be granted under, or issued upon the exercise of options and stock appreciation rights, or issued in connection with other awards granted under the Eastman Kodak Company 1995 Omnibus Long-Term Compensation Plan.

Pursuant to Amendment No. 1 to Registration Statement on Form S-8 for the 1997 Stock Option Plan, registrant will carry forward to the Registration Statement on Form S-8 for the 1997 Stock Option Plan 200,000 of the 500,000 shares being deregistered under this Amendment No. 2 to Registration Statement on Form S-8 for the Wage Dividend Plan. Thus, upon filing of Amendment No. 1 to Registration Statement on Form S-8 for the 1997 Stock Option Plan, an additional 200,000 shares may be issued upon the exercise of options under the 1997 Stock Option Plan.

Of the $13,756 filing fee previously paid by registrant for the 500,000 shares being deregistered under this Amendment 2 to Registration Statement on Form S-8 for the Wage Dividend Plan, $2,751 will be applied to the filing fee due as a result of registering the 2,000,000 shares under the Registration Statement on Form S-8 for the Eastman Kodak Company 1995 Omnibus Long-Term Compensation Plan and $5,502 will be applied to the filing fee due as a result of registering 200,000 shares under the Registration Statement on Form S-8 for the Eastman Kodak Company 1997 Stock Option Plan.

This Amendment No. 2 to Registration Statement will automatically become effective upon filing with the Securities and Exchange Commission.

Once this Amendment No. 2 to Registration Statement is effective, 500,000 shares will remain registered under the Wage Dividend Plan by way of Form S-8 filed March 14, 1997, as amended by Amendment No. 1 filed June 25, 1998, Registration Statement No. 333-23371.


Item 8.  EXHIBITS

Exhibit
Number         Exhibit

3A             Certificate of Incorporation

3B             By-laws

4              Wage Dividend Plan

23A            Consent of PricewaterhouseCoopers LLP, independent accountants

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on the 11th day of April, 2000.

Eastman Kodak Company
(Registrant)

By: Daniel A. Carp*                      By: Robert H. Brust*, Chief
    Chief Executive Officer                  Financial Officer and
                                             Executive Vice President

                                         By: E. Mark Rajkowski*,
                                             Controller

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed by the following person in the capacities indicated on April 11, 2000.

     Officers and Directors                 Title

George M. C. Fisher*                        Director

Richard S. Braddock*                        Director

Daniel A. Carp*                             Director

Martha Layne Collins*                       Director

Alice F. Emerson*                           Director

Paul H. Gray*                               Director

Durk I. Jager*                              Director

Debra L. Lee*                               Director

Paul H. O'Neill*                            Director

John J. Phelan, Jr.*                        Director

Laura D'Andrea Tyson*                       Director

Richard A. Zimmerman*                       Director




*By/s/Joyce P. Haag
------------------------------
   Joyce P. Haag
   Under Power of Attorney

EASTMAN KODAK COMPANY
REGISTRATION STATEMENT ON FORM S-8
WAGE DIVIDEND PLAN


INDEX TO EXHIBITS


Exhibit

Number          Exhibit                 Location
-----  ----------------------------    ------------------------------

3A   Certificate of Incorporation      Incorporated by  reference  to  Annual
                                       Report on Form 10-K for the fiscal  year
                                       ended  December 25, 1988, Exhibit 3

3B   By-laws                           Incorporated  by  reference  to
                                       Annual Report on Form 10-K for the fiscal
                                       year ended December 31, 1998, Exhibit 3

4    Wage Dividend Plan                Incorporated by reference to
                                       Form S-8 filed March 14, 1997,
                                       Registration Statement No.
                                       333-23371
23A  Consent of PriceWaterhouseCoopers
     LLP, independent accountants      *


* Included as part of the electronic submission of this Registration
  Statement
